Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of August [_], 2024, is entered into by and among (i) One Planet Group LLC, a Delaware limited liability company (“Purchaser”), (ii) Inspirato Incorporated, a Delaware corporation (the “Company”), and (iii) the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Purchaser, the Company and the Stockholders are sometimes referred to as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Purchaser and the Company are entering into an Investment Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the issuance and sale by the Company to Purchaser, and the purchase and acquisition by Purchaser from the Company, of (i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”); (ii) warrants to purchase shares of Class A common stock; and (iii) a convertible note of the Company (collectively, the “Purchase”).

B. As of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of (i) shares of Class A common stock and/or (ii) shares of Class V common stock, par value, par value $0.0001 per share, of the Company ((i) and (ii), collectively, the “Common Shares”) set forth next to such Stockholder’s name on Schedule A hereto, representing all of the Common Shares owned of record or beneficially by such Stockholder as of the date hereof (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional Common Shares that such Stockholder may acquire record and/or beneficial ownership of after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), such Stockholder’s “Covered Shares”).

C. In connection with the execution by Purchaser of the Investment Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Effective Time” shall mean the time at which the Purchase is consummated.

1.2. “Expiration Time” shall mean the earlier to occur of (a) the Effective Time, and (b) such time as the Investment Agreement is terminated in accordance with the terms of Section [__] of the Investment Agreement.

1.3. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement); (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares; or (c) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), or (b) above.

2. Agreement to Not Transfer the Covered Shares; No Inconsistent Arrangements

2.1. No Transfer of Covered Shares. Until the date that is 1 business day following the record date set forth in the proxy statement to be provided to the Company’s stockholders in connection with the proposals described in clause (a) of Section 3.1 (the “Proxy Statement”), each Stockholder agrees (i) not to Transfer or cause or permit the Transfer of any Covered Shares of any Stockholder, other than with the prior written consent of Purchaser. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. No Inconsistent Arrangements. Until the Expiration Time, each Stockholder agrees not to take any action, in its capacity as the record holder or beneficial owner of Covered Shares, that would directly or indirectly have the effect of preventing, materially delaying or materially impairing such Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of the Purchase or the other transactions contemplated by the Investment Agreement or the performance by the Company of its obligations under the Investment Agreement.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (a) in favor of any proposal to approve the issuance of Class A common stock pursuant to the Investment Agreement, exercise of the Warrant and the conversion of the Note, to the extent such approval is required under the rules of the Nasdaq, including Nasdaq Rule 5635(b) and (d); and (b) against (1) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations to effect the Tranche 2 Closing set forth in the Investment Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Investment Agreement, or of any Stockholder contained in this Agreement; (2) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Purchase and the other transactions contemplated by the Investment Agreement; and (3) any merger, sale of stock or substantial assets of, or any other business combination or similar transaction involving, the Company (each, an “Alternative Transaction Proposal”), excluding bankruptcy transactions with a stalking horse bid and debt financing transactions in the normal course of business that are not in lieu of the Purchase (the proposals referred to in clauses (a) and (b) are collectively referred to as the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within 48 hours of receipt, any proxy card or voting instructions it receives that are sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1.

4. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by any Stockholder in its capacity as a director or officer of the Company or from complying with such Stockholder’s fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company.

6. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Purchaser and the Company that:

6.1. Due Authority. Such Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If such Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) Laws relating to the availability of specific performance, injunctive and other forms of equitable remedies, equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.2. Ownership of the Covered Shares. (a) Such Stockholder is, as of the date hereof, the beneficial or record owner of the Covered Shares set forth on Schedule A, free and clear of any and all liens other than those (i) created by this Agreement or (ii) arising under applicable securities laws, and (b) except as disclosed on Schedule A, such Stockholder has sole voting power over all of the Covered Shares beneficially owned by such Stockholder. Such Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any Common Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Common Shares or other voting shares of the Company) other than the Owned Shares.

6.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the compliance by such Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Covered Shares beneficially owned by such Stockholder pursuant to any contract or obligation to which any Stockholder is a party or by which any Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

6.4. Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

7. Miscellaneous.

7.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

a. if to a Stockholder, to the address for notice set forth on Schedule A hereto.

b. if to Purchaser, to:

One Planet Group LLC
1820 Bonanza Street
Walnut Creek, CA 94596
Attention: Payam Zamani

with a copy (which shall not constitute actual constructive notice) to:

[____]

c. if to the Company, to:

Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
Attention: Brent Wadman

with a copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500

Denver, Colorado 80202
Attn: John Elofson

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day or (c) one (1) Business Day following the day sent by overnight courier. “Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.

7.2. Governing Law; Jurisdiction; Waiver of Jury Trial.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.1 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

b. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.2.

7.3. Publicity. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Stockholder without the prior written approval of the Purchaser, unless required by law (based on the advice of counsel) in which case Purchaser shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. The restrictions of this Section 7.3 shall not apply to any communication if the information contained therein substantially reiterates (or is consistent with) previous press release or public announcement made in compliance with this Section 7.3. Each Stockholder consents to and authorizes the publication and disclosure by Purchaser and the Company of such Stockholder’s identity and holding of the Covered Shares and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Investment Agreement, the Purchase and the transactions contemplated by the Investment Agreement, and each Stockholder acknowledges that Purchaser and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Each Stockholder agrees to promptly give the Company and Purchaser any information it may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify the Company and Purchaser of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

7.4. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Purchaser and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.5. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party agrees that in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

7.6. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the Investment Agreement, the Warrants and the Note, sets forth the entire agreement between the parties hereto with respect to the Purchase and the Covered Proposals, and are not intended to and shall not confer upon any Person other than (i) the Parties hereto, their successors and permitted assigns any rights or remedies hereunder and (ii) One Planet Group LLC. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Parties hereto and One Planet Group LLC that is executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

7.7. Assignment. This Agreement will not be assigned by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

7.8. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of any of the transactions contemplated hereby is not affected in any manner materially adverse to any party. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by Law, the Parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

7.14. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

7.15. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Article VII, to the extent relevant, shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at Law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination.

7.16. Counterparts and Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

Purchaser:

One planet group llc

By:
Name: Payam Zamani
Title: President & CEO

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

Company:

inspirato incorporated

By:

Name:

Title:

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

Stockholder:

[name]

By:

Name:

Title:

Stockholder:

[name]

(Signature Page to Voting Agreement)

Schedule A

Name	Address	Owned Shares*
		Class A Common Stock	Class V Common Stock

*If any additional Common Shares are owned by any of the Stockholders as of the date hereof, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.